Exhibit 4.1

EXECUTION COPY

SECTION 382 TAX BENEFITS PRESERVATION PLAN
by and between
THE MEET GROUP, INC.
and
ACTION STOCK TRANSFER CORPORATION,
as Rights Agent
Dated as of October 4, 2019

Exhibit 4.1

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Exhibit 4.1

TABLE OF CONTENTS
(continued)

Section 31.	Counterparts	39
Section 32.	Descriptive Headings	39
Section 33.	Severability	40
Section 34.	Determination and Actions by the Board, etc	40
Section 35.	Force Majeure	40
Section 36.	Further Assurances	41

Exhibit A – Form of Certificate of Designation of Series A Junior Participating Preferred Stock
Exhibit B – Form of Right Certificate
Exhibit C – Form of Summary of Rights

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Exhibit 4.1

SECTION 382 TAX BENEFITS PRESERVATION PLAN
SECTION 382 TAX BENEFITS PRESERVATION PLAN (as the same may be amended, extended or renewed from time to time, this “Agreement”), dated as of October 4, 2019, between The Meet Group, Inc., a Delaware corporation (the “Company”), and Action Stock Transfer Corporation, as rights agent (the “Rights Agent”).
RECITALS:
WHEREAS, the Company and certain of its Subsidiaries (as hereinafter defined) have generated certain Tax Benefits (as hereinafter defined) for United States federal income tax purposes which may potentially provide valuable benefits to the Company;
WHEREAS, if the Company experiences an “ownership change,” within the meaning of Section 382 (as hereinafter defined), and the Treasury Regulations (as hereinafter defined) promulgated thereunder, its ability to utilize such Tax Benefits could be substantially limited or lost altogether;
WHEREAS, the Company desires to avoid an “ownership change” and, thereby, preserve its ability to utilize its Tax Benefits;
WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders that the Company provide for the protection of its Tax Benefits on the terms and conditions set forth herein; and
WHEREAS, in furtherance of the foregoing objectives, the Company desires to enter into this Agreement and, accordingly, on October 4, 2019, the Board of Directors of the Company (the “Board”) (i) approved this Agreement, (ii) authorized and declared a dividend distribution of one preferred stock purchase right (each, a “Right” and collectively, the Rights) for each share of the Common Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined herein) on October 15, 2019 (the “Record Date”), each Right initially representing the right to purchase, upon the terms and subject to the conditions herein, one one-thousandth (subject to adjustment in accordance with the provisions of this Agreement) of a share of Preferred Stock (as defined below) of the Company (each one one-thousandth of a share of Preferred Stock, a “Unit”), and (iii) further authorized and directed the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment in accordance with the provisions of this Agreement) with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date (each as defined herein) (or thereafter in accordance with Section 21 hereof).
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and intending to be legally bound hereby, the parties hereby agree as follows:

Exhibit 4.1

Section 1.Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(a)    “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, from and after the first public announcement by the Company of the adoption of this Agreement, is or becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding, as calculated pursuant hereto, whether or not such Person continues to be the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company, but shall not include:
(i)    any Exempt Person;
(ii)    any Existing Holder unless and until such Existing Holder acquires Beneficial Ownership of any additional shares of Common Stock of the Company after the first public announcement by the Company of the adoption of this Agreement (other than any increase pursuant to or as a result of (A) a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company in which all registered holders of shares of Common Stock are treated substantially equally, (B) the grant or issuance by the Company to its directors, officers and employees of options, warrants, convertible instruments, rights or similar interests to acquire shares of Common Stock pursuant to any employee benefit plan, stock incentive plan, stock option plan or stock ownership plan of the Company adopted by the Board, and the subsequent vesting, exercise or conversion of such options, warrants, rights or similar interests, or (C) the grant or issuance by the Company to its directors, officers and employees of shares of restricted Common Stock or restricted stock units and the subsequent vesting of such shares or stock units, pursuant to a restricted stock or other benefits or compensation plan or arrangement adopted by the Board), unless upon acquiring Beneficial Ownership of such additional shares of Common Stock, such Existing Holder does not Beneficially Own 4.99% or more of the shares of Common Stock then outstanding;
(iii)    any Person who becomes the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding solely as a result of the initial grant or vesting of any options, warrants, rights or similar interests (including restricted shares and restricted stock units) by the Company to its directors, officers and employees pursuant to any employee benefit or stock ownership plan of the Company, or the acquisition of shares of Common Stock of the Company upon the exercise or conversion of any such securities so granted;
(iv)    any Person who as the result of an acquisition of shares of Common Stock by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) which, by reducing the number of shares of Common Stock of the Company outstanding, increases the proportionate number of shares of Common Stock of the Company Beneficially Owned by such Person to 4.99% or more of the shares of Common Stock of the Company then outstanding, provided, however, that, if a Person shall become the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding by reason of acquisition of shares by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any

Exhibit 4.1

Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) and shall, after the first public announcement by the Company of such share acquisitions by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), become the Beneficial Owner of any additional shares (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company) of Common Stock of the Company and immediately thereafter is the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding, then such Person shall be an Acquiring Person; or
(v)    any Person who or which, within ten (10) Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person had become the Beneficial Owner of 4.99% or more of the shares of Common Stock of the Company then outstanding inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person,” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock, but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and who or which thereafter within ten (10) Business Days following such certification reduces such Person’s Beneficial Ownership to less than 4.99% of the shares of Common Stock then outstanding, provided, however, that (x) if the Person requested to so certify fails to do so within ten (10) Business Days or breaches or violates such certification, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period or such breach or violation or (y) if the Person fails to reduce Beneficial Ownership to less than 4.99% within ten (10) Business Days following such certification, then such Person shall become an Acquiring Person immediately after such ten (10) Business Day period.
Notwithstanding the foregoing, no Person shall be an Acquiring Person if the Board shall have affirmatively determined, in its sole and absolute discretion, prior to or after the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, that such Person shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions required by the Board in making such determination.
Notwithstanding the foregoing, no regulated investment company under Section 851 of the Code shall be deemed to be an Acquiring Person, unless the Board determines, in its reasonable discretion, that such regulated investment company is deemed to Beneficially Own more than 4.99% or more of the shares of Common Stock of the Company then outstanding under the applicable standards of Treasury Regulation 1.382-3(a). In determining whether any regulated investment company is an Acquiring Person, the filing of a statement under Section 13 of the Exchange Act with respect to such regulated investment company shall not be deemed to establish that such regulated investment company has acquired Beneficial Ownership of 4.99% or more of the shares of Common Stock of the Company then outstanding; provided, that the Board shall be entitled to rely upon any such filing unless such regulated investment company provides information that permits the Board to conclude, in its reasonable discretion, that such regulated investment company has not acquired Beneficial Ownership of 4.99% or more of the shares of Common Stock of the Company then outstanding pursuant to the standards of Treasury Regulation 1.382-3.

Exhibit 4.1

In determining whether a Person owns 4.99% or more of the shares of Common Stock of the Company then outstanding, for all purposes of this Agreement, all of the Common Stock of the Company Beneficially Owned by such Person shall be taken into account in the numerator and, for purposes of the denominator, any calculation of the number of shares of Common Stock outstanding at any particular time shall be made pursuant to and in accordance with Section 382 and the Treasury Regulations promulgated thereunder. Without limiting the foregoing, any Person shall be treated as the Beneficial Owner of 4.99% or more shares of the Common Stock of the Company then outstanding if, in the determination of the Board, that Person would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.99” for “5” each time “five” or “5” is used in or for purposes of Section 382). Notwithstanding anything to the contrary set forth herein, any shares of Common Stock of which a Person or any Affiliate or Associate of such Person becomes the Beneficial Owner pursuant to an equity compensation award granted to such Person by the Company or as a result of an adjustment by the Company to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof shall, solely for purposes of determining the number of shares of Common Stock of which such Person or any Affiliate or Associate of such Person is the Beneficial Owner at any time, not be included in the calculation of the number of shares of Common Stock outstanding.
(b)    “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).
(c)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(c), shall also include, with respect to any Person (other than an Exempt Person or an Existing Holder), any other Person whose Common Stock would be deemed constructively or otherwise owned by, or otherwise aggregated with shares owned by, such first Person or owned by a single “entity” pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.
(d)    A Person shall be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:
(i)    which such Person or any of such Person’s Affiliates or Associates (A) directly or indirectly has the right to vote or dispose of, alone or in concert with others, or (B) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, including, with respect to both clause (A) and clause (B), pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock, except to the extent the acquisition or transfer of such rights, options or warrants would reasonably be expected to result in the rights, options or warrants being treated as exercised on the date of their acquisition or transfer under Section 382;

Exhibit 4.1

(ii)    which such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly, or has the legal, equitable or contractual right to acquire (whether directly or indirectly and whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing, (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act), or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (including, without limitation, within the meaning of Section 382) or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) any shares of Common Stock by virtue of owning securities or other interests (including rights, options or warrants) that are convertible or exchangeable into, or exercisable for, such shares of Common Stock, except to the extent that upon the issuance, acquisition or transfer of such securities or other interests, such securities or other interests would be treated as exercised under Section 1.382-4(d) or other applicable sections of the Treasury Regulations, (B) securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (C) securities issuable upon the exercise or exchange of Rights,
(iii)    which are owned, directly or indirectly, by any other Person, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, with such other Person or any of such other Person’s Affiliates or Associates for the purpose of acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or
(iv)    to the extent not included within the foregoing provisions of this Section, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of securities, if such Person would be deemed to constructively own such securities pursuant to Sections 1.382-2T(h) and 1.382-4(d) of the Treasury Regulations, such Person owns such securities pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such securities are otherwise aggregated with securities owned by such Person, pursuant to the provisions of Section 382;
provided, however, that (i) a Person will not be deemed the Beneficial Owner of, to have Beneficial Ownership of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; (ii) nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an

Exhibit 4.1

underwriting syndicate until the expiration of forty (40) calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case; (iii) notwithstanding anything in this Agreement to the contrary, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any securities if (A) such securities would not be deemed constructively or otherwise owned by, or otherwise aggregated with securities owned by, such Person, and (B) such securities would not be deemed constructively or otherwise owned by a single “entity,” in each case, for purposes of Section 382; (iv) no Person who is an officer, director, or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned,” including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person; and (v) a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own any securities which such Person or any of such Person’s Affiliates or Associates would otherwise be deemed to Beneficially Own pursuant to this Section 1(d) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Affiliates or Associates) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board has approved such merger or other acquisition agreement and any such tender, voting or support agreement entered into in connection therewith.
(e)    “Board” shall have the meaning set forth in the recitals to this Agreement and also includes any authorized committee thereof.
(f)    “Book Entry Shares” shall have the meaning set forth in Section 3(a).
(g)    “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(h)    “Close of Business” on any given date shall mean 5:00 P.M. New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(i)    “Code” shall mean the Internal Revenue Code of 1986 as amended.
(j)    “Common Stock,” when used with reference to the Company, shall mean the common stock (presently $0.001 par value per share) of the Company. “Common Stock,” when used with reference to any Person other than the Company, shall mean shares of the capital stock with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the entity which ultimately controls such first-mentioned Person. “Common Stock,” when used with reference to any Person not organized in corporate form, shall mean units of beneficial interest which (x) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, have the power to remove the general partner or partners.

Exhibit 4.1

(k)    “Company” shall have the meaning set forth in the preamble.
(l)    “Current Market Price” shall have the meaning set forth in Section 11(d).
(m)    “Current Value” shall have the meaning set forth in Section 11(a)(iii).
(n)    “Distribution Date” shall mean the Close of Business on the earlier to occur of (i) the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth (10th) calendar day after the Stock Acquisition Date occurs before the Record Date, then the Close of Business on the Record Date), or (ii) the tenth (10th) calendar day after the date of the commencement (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) by any Person (other than an Exempt Person) of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer, upon the successful consummation of which any Person (other than an Exempt Person) would become an Acquiring Person, irrespective of whether any shares are actually purchased or exchanged pursuant to such offer; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. Prior to the occurrence of a Distribution Date specified as a result of an event described in clause (i) or (ii) of the preceding sentence (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (i) or (ii) of the preceding sentence.
(o)    “Equivalent Preferred Securities” shall have the meaning set forth in Section 11(b).
(p)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(q)    “Excess Exchange Shares” shall have the meaning set forth in Section 23.
(r)    “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting solely in their fiduciary capacity, (ii) any Person organized, appointed, directed, or established by the Company that acquires or holds shares of Common Stock of the Company, as an agent acting for, or on behalf of, the Company, in connection with any stock repurchase program approved by the Board, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or any Person organized, appointed, directed, or established by the Company, that acquires or holds shares of Common Stock of the Company, for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, (iv) any Person who the Board determines, in its sole and absolute discretion, prior to the time such Person would otherwise be an Acquiring Person, should be permitted to become the Beneficial Owner of up to a number of shares of Common Stock, or a percentage of the shares of Common Stock outstanding, as such amount or percentage, as the case may be, is determined by the Board in its sole and absolute discretion (such amount or percentage, the “Exempted Amount”), and who should be exempted from being an Acquiring Person, unless and until such Person acquires Beneficial Ownership of shares of Common Stock of the Company in excess of the Exempted Amount (other than pursuant to a stock split, reverse stock

Exhibit 4.1

split, stock dividend , reclassification or similar transaction effected by the Company) in which case such Person shall be an Acquiring Person; provided, however, that the Board may make such exemption subject to such terms and conditions, if any, which the Board may determine in its sole and absolute discretion; provided, further, that any Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason for such contrary determination, and (v) any Person who is a transferee from the estate of an Exempt Person and who receives Common Stock of the Company as a bequest or inheritance from such Exempt Person, but only for so long as such transferee continues to be the Beneficial Owner of 4.99% or more of the then outstanding shares of Common Stock of the Company.
(s)    “Existing Holder” shall mean any Person who, immediately prior to the first public announcement of the adoption of this Agreement by the Company, is the Beneficial Owner of 4.99% or more of the Common Stock then outstanding.
(t)    “Expiration Date” shall mean the earliest of (i) the date on which all of the Rights are redeemed as provided in Section 22, (ii) the date on which the Rights are exchanged as provided in Section 23, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board, in its sole and absolute discretion, determines will provide protection for the Company’s Tax Benefits similar to that provided by this Agreement, (iv) the effective time of the repeal of Section 382 (but excluding the repeal or withdrawal of any Treasury Regulations thereunder), or any other change, if the Board determines, in its sole and absolute discretion, that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, (v) such time that the Board determines, in its sole and absolute discretion, that this Agreement is no longer necessary to preserve the Tax Benefits, (vi) the beginning of a taxable year of the Company to which the Board determines, in its sole and absolute discretion, that no Tax Benefits may be carried forward, and (vii) such time that the Board determines, in its sole and absolute discretion, prior to the time any Person becomes an Acquiring Person, that this Agreement and the Rights are no longer in the best interests of the Company and its stockholders.
(u)    “Final Expiration Date” shall mean the Close of Business on October 4, 2022.
(v)    “General Rules and Regulations” shall mean Part 240, Subpart A—Rules and Regulations under the Exchange Act.
(w)    “NASDAQ” shall mean the NASDAQ Stock Market or any of its listing venues.
(x)    “NYSE” shall mean the New York Stock Exchange.
(y)    “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, association, trust, syndicate or other entity, or any group of persons making a “coordinated acquisition” of shares of Common Stock or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise for purposes of Section 382, or any successor provision or replacement provision, and includes any successor (by merger or otherwise) of such individual or entity.

Exhibit 4.1

(z)    “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the voting powers, designations, preferences, limitations, and rights described in the Certificate of Designations set forth in Exhibit A hereto, as the same may be amended from time to time, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.
(aa)    “Purchase Price” shall have the meaning set forth in Section 7(b).
(bb)    “Record Date” shall have the meaning set forth in the recitals.
(cc)    “Redemption Period” shall have the meaning set forth in Section 22(a).
(dd)    “Redemption Price” shall have the meaning set forth in Section 22(a).
(ee)    “Redemption Date” has the meaning set forth in Section 22(b).
(ff)    “Right” shall have the meaning set forth in the recitals.
(gg)    “Rights Agent” shall have the meaning set forth in the preamble.
(hh)    “Right Certificate” shall have the meaning set forth in Section 3(a).
(ii)    “SEC” shall mean the U.S. Securities and Exchange Commission and any successor agency or instrumentality of the United States government.
(jj)    “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii).
(kk)    “Section 382” shall mean Section 382 of the Code and the Treasury Regulations promulgated thereunder.
(ll)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(mm)    “Share Equivalents” shall have the meaning set forth in Section 11(a)(iii).
(nn)    “Stock Acquisition Date” shall mean the earliest of the date of (i) the public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become an Acquiring Person (which, for purposes of this definition, shall include, without limitation, the filing of a report or an amendment thereto with the SEC pursuant to the Exchange Act or pursuant to a comparable successor statute), (ii) the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person, and (iii) the Board becoming aware of the existence of an Acquiring Person; provided that, if such Person is determined by the Board, in its sole and absolute discretion,

Exhibit 4.1

not to be or have become an Acquiring Person, then no Stock Acquisition Date shall be deemed to have occurred.
(oo)    “Subsidiary” of a Person shall mean any corporation or other entity of which an amount of voting securities (or other ownership interests having ordinary voting power) sufficient to elect or appoint a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.
(pp)    “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).
(qq)    “Summary of Rights” shall have the meaning set forth in Section 3(c).
(rr)    “Tax Benefits” shall mean the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, Section 163(j) deferred interest carryovers, and foreign tax credit carryforwards, as well as any loss or deduction (whether actual or prospective) attributable to a “net unrealized built-in loss” within the meaning of Section 382, and the Treasury Regulations promulgated thereunder, of the Company or any direct or indirect Subsidiary thereof.
(ss)    “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of such stock or units of other securities are listed or admitted to trading is open for the transaction of business or, if the shares of such stock or other units of such security are not listed or admitted to trading on any national securities exchange, a Business Day; provided, that if such security is not listed or quoted on the NASDAQ or the NYSE and the principal market for such security is a non-U.S. securities exchange, then “Trading Day” shall mean a day on which such non-U.S. securities exchange is open for the transaction of business.
(tt)    “Treasury Regulations” shall mean final and temporary (but not proposed) regulations of the U.S. Department of the Treasury promulgated under the Code, as such regulations may be amended from time to time.
(uu)    “Triggering Event” shall mean any Section 11(a)(ii) Event.
(vv)    “Trust” shall have the meaning set forth in Section 23(a).
(ww)    “Trust Agreement” shall have the meaning set forth in Section 23(a).
(xx)    “Unit” shall have the meaning set forth in the recitals.
Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts this appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents shall be as the Company shall determine and the Company shall

Exhibit 4.1

promptly notify the Rights Agent of such duties. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any co-Rights Agent.
Section 3.    Issuance of Right Certificates.
(a)    Until the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date, (i) the Rights will be evidenced solely by the certificates for the shares of Common Stock of the Company registered in the names of the holders of the shares of Common Stock of the Company or, with respect to uncertificated shares of Common Stock of the Company registered in book entry form (“Book Entry Shares”) (which certificates for shares of Common Stock and Book Entry Shares shall also be deemed to be Right Certificates), the Rights related thereto will be evidenced by the notation in book entry on the records of the Company representing these shares, and, in each case, not by separate certificates, (ii) the registered holders of shares of Common Stock of the Company shall also be the registered holders of the associated Rights, (iii) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company (including a transfer to the Company), and (iv) the surrender for transfer of any certificates representing shares of Common Stock of the Company or Book Entry Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.
(b)    As soon as practicable after the Distribution Date, the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documents, at the expense of the Company, send, by first-class, postage prepaid mail, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of the holder shown on the records of the Company, a certificate in substantially the form of Exhibit B (the “Right Certificate”) evidencing the Rights underlying the shares of Common Stock of the Company so held. As of and after the Distribution Date, the Rights will be evidenced solely by the Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if notification is given orally, the Company shall confirm the same in writing on or prior to the next succeeding Business Day. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(c)    Upon request of any holder of record of a Right, the Company will send or cause to be sent a copy of this Agreement and a copy of the Summary of the Terms of the Rights, substantially in the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage prepaid mail, to the holder at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock. Any failure to send a copy of this Agreement and a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Stock.

Exhibit 4.1

(d)    Until the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date, the surrender for transfer of any certificate for shares of Common Stock of the Company shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented thereby and the transfer of shares of Common Stock on the records of the Company shall also constitute the transfer of the Rights associated with the shares.
(e)    Certificates issued for shares of Common Stock of the Company (including, without limitation, certificates issued upon transfer or exchange of shares of Common Stock of the Company) after the Record Date, but prior to the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:
“This certificate also evidences and entitles the holder to certain rights (the “Rights”) as set forth in a Section 382 Tax Benefits Preservation Plan by and between The Meet Group, Inc. and Action Stock Transfer Corporation, as Rights Agent (or any successor rights agent), dated as of October 4, 2019, as the same may be amended, extended or renewed from time to time (the “Plan”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of record of this certificate a copy of the Plan, without charge after receipt of a written request therefor. Under certain circumstances, as provided in the Plan, Rights which are issued to, transferred to or have been beneficially owned by Acquiring Persons (as such term is defined in the Plan) or any purported subsequent holder of such Rights will become null and void and will no longer be transferable. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.”
With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. Notwithstanding this Section 3(e), neither the failure to print the foregoing legend on any such certificate representing shares of Common Stock of the Company or any defect that may be contained in the legend that is so printed, nor the failure to provide the notice thereof to the holder of Book Entry Shares, shall affect in any manner whatsoever the application, interpretation or enforceability of any part of this Agreement or the rights of any holder of the Rights.
Section 4.    Form of Right Certificates; Notice to Rights Agent as to Acquiring Person.
(a)    The Right Certificates (and the forms of election to purchase shares and forms of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in

Exhibit 4.1

the form set forth in Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the rights, liabilities, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any law, rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates evidencing the Rights, whenever issued, on their face shall entitle the holders thereof to purchase, for each Right, one Unit, at the Purchase Price, but the number and type of shares or other property holders thereof shall be entitled to purchase and the Purchase Price, shall be subject to adjustment as provided in this Agreement.
(b)    Notwithstanding any other provision of this Agreement, any Right Certificate that represents Rights that may be or may have been at any time on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any purported transferee of such Rights) may have impressed on, printed on, written on or otherwise affixed to it a legend in substantially the following form:
“The beneficial owner of the Rights (the “Rights”) represented by this Right Certificate may be an Acquiring Person or an Affiliate or Associate (as such terms are defined in the Section 382 Tax Benefits Preservation Plan by and between The Meet Group, Inc. and Action Stock Transfer Corporation, as Rights Agent (or any successor rights agent), dated as of October 4, 2019, as the same may from time to time be amended, extended or renewed (the “Plan”)) of an Acquiring Person or a subsequent holder of a Right Certificate beneficially owned by such Persons (as defined in the Plan). Accordingly, under certain circumstances as provided in the Plan, this Right Certificate and the Rights represented hereby will become null and void and will no longer be transferable.”
The provisions of this Agreement shall be operative whether or not the foregoing legend is imprinted on any such Right Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person.
Section 5.    Countersignature and Registration.
(a)    The Right Certificates shall be duly executed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer, General Counsel or any Vice President of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Secretary, Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, the Right Certificates nevertheless may be countersigned by the Rights Agent, issued and delivered

Exhibit 4.1

with the same force and effect as though the person who signed the Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign the Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
(b)    Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept books for registration and transfer of the Right Certificates issued hereunder. The books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
(a)    Subject to the provisions of Sections 4(b), 7(e) and 13(b), at any time after the Distribution Date and at or prior to the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates may be (a) transferred or (b) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Units (and/or other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for this purpose with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in a form satisfactory to the Company and the Rights Agent, duly executed by the registered holder thereof or the registered holder’s attorney duly authorized in writing), and with all signatures duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in a writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, the Company shall prepare, execute and deliver to the Rights Agent, and the Rights Agent shall countersign (by manual or facsimile signature) and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under this Section 6 unless and until the Rights Agent is reasonably satisfied that all such taxes and/or charges have been paid.
(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver to the Rights Agent a new Right Certificate of like tenor for

Exhibit 4.1

delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated. Without limiting the foregoing, the Company may require the owner of any lost, stolen or destroyed Right Certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company and the Rights Agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Right Certificate or the issuance of any such new Right Certificate.
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a)    Subject to Section 7(e) or as otherwise provided in this Agreement, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole at any time or in part from time to time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purposes together with payment of the Purchase Price (defined below), or portion thereof, as applicable, with respect to each Unit or Units (and/or other securities or property in lieu thereof) as to which the Rights are exercised, subject to adjustment as hereinafter provided, at or prior to the earlier of the Expiration Date or the Final Expiration Date. Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.
(b)    The purchase price to be paid upon the exercise of each Right shall initially be $19.00 for each Unit issuable pursuant to the exercise of such Right. The purchase price and the number of Units (and/or other securities or property, as the case may be) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11. (The purchase price, after giving effect to any adjustments, shall be referred to as the “Purchase Price.”) The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c).
(c)    Except as provided in Sections 7(d) and 7(e), upon receipt of a Right Certificate with the form of election to purchase duly executed, accompanied by payment of the Purchase Price, or the applicable portion thereof, for the Units (and/or other securities or property, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) (A) requisition from the Company or any transfer agent for the Units, certificates for the number of Units so elected to be purchased, and the Company will comply and hereby authorizes and directs the transfer agent or shall cause the transfer agent (if the Rights Agent is not also the transfer agent) to comply with all such requests or (B) if the Company, in its sole and absolute discretion, shall have elected to deposit the shares of Preferred Stock underlying the Units issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing the number of Units as are to be purchased (in which case certificates for the shares of Preferred Stock underlying the Units represented by the receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in

Exhibit 4.1

accordance with Section 13(b) and (iii) promptly after receipt of the Units’ certificates or depositary receipts, as the case may be, cause the same to be delivered to or upon the order of the registered holder of the Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt, promptly deliver the cash to or upon the order of the registered holder of the Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that those other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement and the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iii), as applicable. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return the Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by the Right Certificate no longer include the rights provided by Section 11(a)(ii) and, if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii). In case the holder of any Right Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of the Right Certificate or the holder’s duly authorized assigns, subject to the provisions of Section 13(b).
(d)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.
(e)    Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person (or any Affiliate or Associate thereof), (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives those Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in the Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of those Rights shall have any rights whatsoever with respect to those Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use its best efforts to ensure that the provisions of this Section 7(e) and Section

Exhibit 4.1

4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
Section 8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy the cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9.    Reservation and Availability of Shares of Preferred Stock.
(a)    The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Preferred Stock not reserved for another purpose or shares of Preferred Stock not reserved for another purpose held in its treasury, the number of Units that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available Units sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Sections 11(a)(ii) or 11(a)(iii) unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.
(b)    The Company shall (i) use its best efforts to cause, from and after the Distribution Date, the Rights and all Units (and/or following the occurrence of a Triggering Event, to the extent reasonably practicable, shares of Common Stock of the Company or other securities, as the case may be) issued or reserved for issuance upon exercise thereof to be listed or admitted to trading on the NASDAQ or another national securities exchange, and (ii) if then necessary to permit the offer and issuance of such Units, shares of Common Stock of the Company and/or other securities, as the case may be, register and qualify such Units (or shares of Common Stock of the Company or other securities, as the case may be) under the Securities Act and any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available), cause the related registration statement and qualifications to become effective as soon as possible after filing and keep such registration statement and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the expiration of the 60-day period referred to in Section 11(a)(ii), the Expiration Date, or the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 calendar days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement

Exhibit 4.1

stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall promptly notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(b) and give the Rights Agent a copy of such announcement. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such suspension has occurred or such suspension is still in effect, as the case may be. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not otherwise be permitted under applicable law or a registration statement under the Securities Act (if required) shall not have been declared effective.
(c)    The Company covenants and agrees that it will take all such action as may be necessary to insure that all Units (or shares of Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Units (or shares of Common Stock of the Company or other securities) subject to payment of the Purchase Price (or the applicable portion thereof) in respect thereof, be duly and validly authorized and issued and fully paid and nonassessable Units (and/or shares of Common Stock and other securities, as the case may be) in accordance with applicable law.
(d)    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Units (or shares of Common Stock of the Company or other securities or property, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Units (or shares of Common Stock of the Company or other securities or property, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company and the Rights Agent shall not be required to issue or deliver a Right Certificate or certificate for Units (and/or shares of Common Stock of the Company or other securities or property, as the case may be) to a Person other than the registered holder until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.
Section 10.    Securities Issuable Upon Exercise. Each Person in whose name any certificate for Units (or shares of Common Stock of the Company or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units (or shares of Common Stock or other securities, as the case may be) represented thereby on, and the certificate shall be dated, the date upon which the Right Certificate evidencing these Rights was duly surrendered and payment of the Purchase Price, or the applicable portion thereof (and any applicable taxes and governmental charges), was made; provided, however, that if the date of such presentation and payment is a date upon which the transfer books for the Units (or shares of Common Stock of the Company or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such Units (or shares of Common Stock of the Company or other securities) on, and such certificate shall be dated, the next

Exhibit 4.1

succeeding Business Day on which the transfer books for the Units (or shares of Common Stock of the Company or other securities) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Right shall be exercisable, including without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.    Adjustments to Number and Kind of Securities or Other Property, Number of Rights or Purchase Price. The number and kind of securities or other property subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.
(a)    (i)    In the event that the Company shall at any time after the date of this Agreement (A) declare or pay any dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for the dividend or of the effective date of the subdivision, split, combination, consolidation or reclassification, and the number of Units and the number and kind of other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of Units and/or the number and kind of other securities as the case may be, which, if the Right had been exercised immediately prior to such date, whether or not such Right was then exercisable, and at a time when the transfer books for the Preferred Stock (or other capital stock, as the case may be) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of the dividend, subdivision, split, combination consolidation or reclassification. If an event occurs which would require an adjustment under both Sections 11(a)(i) and 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
(ii)    In the event any Person at any time becomes an Acquiring Person (this event being referred to as a “Section 11(a)(ii) Event”), then, proper provision shall be made so that, upon expiration of the Redemption Period and subject to Section 23, and except as otherwise provided in Section 7(e), each holder of a Right shall, for a period of sixty (60) calendar days (or such longer period as may be established by the Board) after the later of the occurrence of any such event and the effective date of an appropriate registration statement under the Securities Act pursuant to Section 9, have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the Purchase Price (or the applicable portion thereof) such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Units for which a Right was

Exhibit 4.1

exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable), and (y) dividing that product by 50% of the Current Market Price per share of Common Stock of the Company on the date of such first occurrence (such number of shares of Common Stock is called the “Adjustment Shares”); provided, however, that the Purchase Price and the number of Adjustment Shares shall be further adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company, or as provided in this Agreement to reflect any other events, occurring after the date of such first occurrence; and provided, further, that in connection with any exercise effected pursuant to this Section 11(a)(ii), the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock of the Company that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of 4.99% or more of the total number of shares of Common Stock of the Company then outstanding. If a holder would, but for the previous clause, be entitled to receive a number of shares of Common Stock of the Company (such shares, the “Excess Flip-In Shares”), in lieu of receiving such Excess Flip-In Shares, such holder will be entitled to receive an amount in (1) cash, (2) debt securities of the Company, (3) other assets, or (4) any combination of the foregoing, having an aggregate value equal to the Current Market Price per share of Common Stock of the Company on the date of the occurrence of a Section 11(a)(ii) Event multiplied by the number of Excess Flip-In Shares that would otherwise have been issuable to such holder.
(iii)    In the event that the number of shares of Common Stock of the Company which are authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended, but not outstanding and which are not reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights for shares of Common Stock of the Company in accordance with Section 11(a)(ii) and the Rights shall become so exercisable, to the extent permitted by applicable laws, each Right shall thereafter represent the right to receive, upon exercise thereof at the Purchase Price, (x) a number of shares of Common Stock of the Company (up to the maximum number of shares of Common Stock of the Company which may be permissibly issued), and (y) a number Units so that, when added together, the numbers in clauses (x) and (y) equal the number of Adjustment Shares. In the event the number of shares of Common Stock and Preferred Stock which are authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the prior sentence and the Rights shall become so exercisable, to the extent permitted by applicable law, the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) and that value shall be conclusive for all purposes; and (B) with respect to each Right, upon exercise of such Right, issue shares of Common Stock of the Company and Units to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock or Units are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right: (1) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to the shares of Common Stock of the Company, are deemed in good faith by the Board to have substantially the same value as one share of Common Stock of the Company (such shares are herein called “Share Equivalents”) and whose determination shall be conclusive for all purposes);

Exhibit 4.1

(2) debt securities of the Company; (3) other assets; (4) cash; or (5) any combination of the foregoing as determined by the Board, having a value which, when added to the value of the number of the shares of Common Stock of the Company and Units actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized independent investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver shares of Common Stock, Units and Share Equivalents pursuant to Section 11(a)(ii), the prior sentence of this paragraph and clause (B) above within 50 calendar days following the Stock Acquisition Date, then, to the extent permitted by applicable law, the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), Units or Share Equivalents and then, if necessary, cash, debt securities, or other assets (in that order) which shares, units, cash, debt securities and/or other assets have an aggregate value equal to the excess of the Current Value over the Purchase Price, and provided, further, that the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive equity securities under this Section 11(a)(iii) to the extent the Company determines the receipt thereof could limit the Company’s ability to utilize the Tax Benefits. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock, Units or Share Equivalents could be authorized for issuance upon exercise in full of the Rights, the 50 calendar day period set forth above may be extended to the extent necessary, but not more than 120 calendar days after the Stock Acquisition Date, in order that the Company may seek stockholder approval for the authorization of such additional shares or Share Equivalents (such 50 calendar day period, as it may be extended, is called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the foregoing provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that this action shall apply uniformly to all outstanding and exercisable Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the foregoing provisions of this Section 11(a)(iii) and, if necessary, to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with a prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Unit, each share of Common Stock of the Company and the per share or unit value of any Share Equivalent shall be deemed to equal the Current Market Price of a share of Common Stock of the Company thereof as of the Stock Acquisition Date.
(b)    In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of shares of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after this record date) shares of Preferred Stock and/or securities having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Securities”) or securities convertible into Preferred Stock or Equivalent Preferred Securities at a price per share of Preferred Stock or per unit of Equivalent Preferred Securities (or having a conversion price per share or unit, if a security convertible into Preferred Stock or Equivalent Preferred Securities) less than the Current Market Price per share of Preferred Stock on the record date, the Purchase Price to be in effect after the record date shall be

Exhibit 4.1

determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or units of Equivalent Preferred Securities (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at that Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or units of Equivalent Preferred Securities to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case the subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of the non-cash consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and units of Equivalent Preferred Securities owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. This adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if the record date had not been fixed.
(c)    In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation, merger or share exchange in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on the record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. These adjustments shall be made successively whenever such a record date is fixed; and in the event that the distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
(d)    (i)    For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), and subject to Section 11(d)(ii), the “Current Market Price” per share of stock or unit of other securities on any date shall be deemed to be the average of the daily closing prices per share of such stock or unit of other securities for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of any stock or unit of other securities is determined during a period following the announcement by the issuer of that stock or other security of (i) any dividend

Exhibit 4.1

or distribution on such stock or other securities (other than a regular quarterly cash dividend and other than the Rights), or (ii) any subdivision, split, combination or reclassification of that stock or other securities, and prior to the expiration of the requisite thirty (30) Trading Day period, the ex-dividend date for the dividend or distribution, or the record date for the subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to shares of stock or units of securities listed or admitted to trading on the NASDAQ or NYSE or, if the shares of stock or units of any other securities are not listed or admitted to trading on the NASDAQ or NYSE, as reported in the principal consolidated transaction reporting system with respect to shares of stock or units of other securities listed on the principal national securities exchange on which the shares of stock or units of other securities are listed or admitted to trading or, if the shares of stock or units of other security are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System or any other system then in use, or, if on any such date the shares of such stock or units of such other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such stock or other securities selected by the Board; provided, that if such security is not listed or quoted on the NASDAQ or NYSE and the principal market for such securities is a non-U.S. securities exchange, then the closing price for each day shall be determined by using the customary convention for determining the closing price of a security on such exchange as determined by the Board (in which event the exchange rate of the relevant currency into U.S. dollars for each Trading Day (as defined below) shall be determined by the Board). Subject to Section 11(d)(ii) with respect to Units, if such stock or unit of other securities is not publicly held or not so listed, traded or quoted, “Current Market Price” per share or other unit of such securities shall mean the fair value per share of stock or other unit of such securities as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(ii)    For the purpose of any computation hereunder, the “Current Market Price” per Unit shall be determined in the same manner as set forth above in paragraph (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per Unit cannot be determined in the manner provided above because the Units are not publicly held, listed or traded or quoted in a manner described in paragraph (i) of this Section 11(d), the “Current Market Price” per Unit shall be conclusively deemed to be an amount equal to the Current Market Price per share of the Common Stock of the Company. If neither the shares of Common Stock of the Company nor the Units are listed or traded or quoted as described in Section 11(d)(i), “Current Market Price” per share thereof shall mean the fair value per share of Common Stock of the Company as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(e)    Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of

Exhibit 4.1

at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a Unit or share of Common Stock or any other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which mandates such adjustment.
(f)    If as a result of an adjustment made pursuant to Section 11(a)(ii), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Units, thereafter the number of the other securities so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock and/or Units contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Preferred Stock and/or Units shall apply on like terms to any such other shares.
(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units (and/or other securities) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)    Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units (calculated to the nearest one-thousandth) equal to the quotient obtained by (i) multiplying (x) the number of Units covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)    The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of Units for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of Units purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Right Certificates

Exhibit 4.1

have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to the registered holders of Right Certificates on the record date Right Certificates evidencing, subject to Section 13, the additional Rights to which the holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such registered holders in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the registered holders of Right Certificates on the record date specified in the public announcement.
(j)    Irrespective of any adjustment or change in the Purchase Price or the number of Units issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units which were expressed in the initial Right Certificates issued hereunder.
(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, attributable to the Units, shares of Common Stock or other securities issuable upon exercise of the Rights, the Company shall use its best efforts to take any corporate action, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Units, shares of Common Stock or other securities at such adjusted Purchase Price.
(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Units and/or other securities of the Company, if any, issuable upon such exercise over and above the Units and/or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive the additional Units and/or other securities upon the occurrence of the event requiring such adjustment.
(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock or Common Stock, (ii) issuance wholly for cash of any shares of Preferred Stock or Common Stock at less than the Current Market Price, (iii) issuance wholly for cash or shares of Common Stock, Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock or Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock or Preferred Stock shall not be taxable to such stockholders.

Exhibit 4.1

(n)    The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 22, Section 23 or Section 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
(o)    Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the shares of Common Stock of the Company payable in shares of Common Stock of the Company or (ii) effect a subdivision or split the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock of the Company or (iii) combine or consolidate the outstanding shares of Common Stock of the Company into a small number of shares or effect a reverse split of the outstanding shares of Common Stock of the Company, then in any such case, each share of Common Stock outstanding following payment of such dividend, such subdivision, split, combination, consolidation or issuance shall continue to have one Right (as adjusted as otherwise provided herein) associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Company outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
Section 12.    Certification of Adjustments. Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth the adjustment and a reasonably detailed statement of facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the shares of Common Stock and Preferred Stock a copy of the certificate, and (c) if a Distribution Date has occurred, mail or cause the Rights Agent to mail a brief summary thereof to each registered holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of record of shares of Common Stock) in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment. The Rights Agent shall be fully protected in relying on such certificate, shall have no duty or liability with respect to any adjustment therein contained, and shall not be deemed to have knowledge of any adjustment or events related thereto unless and until it shall have received such certificate. Subject to the preceding sentence, any adjustment to be made pursuant to Section 11 shall be effective as of the date of the event giving rise to the adjustment.
Section 13.    Fractional Rights and Fractional Shares.
(a)    The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. Units may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that the agreement shall provide that the holders of the depositary

Exhibit 4.1

receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Units represented by the depositary receipts. In lieu of such fractional Rights, the Company shall pay to the holders of record of the Right Certificates with regard to which the fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then Current Market Value of a whole Right.
(b)    The Company shall not be required to issue fractions of Units or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Units or other securities. In lieu of issuing fractions of Units or other securities, the Company shall pay to the registered holders of Right Certificates at the time the Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then Current Market Value of a Unit or other securities, as the case may be.
(c)    The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or fractional Unit or other fractional securities (other than the fractional shares of Preferred Stock represented by Units) upon exercise of a Right.
(d)    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient funds to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.
Section 14.    Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 17 and 19, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock). Any registered holder of any Right Certificate (or, prior to the Distribution Date, the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any shares of Common Stock), may without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, the registered holders of the Common Stock), on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by the Right Certificate in the manner provided in the Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Exhibit 4.1

Section 15.    Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)    prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock of the Company;
(b)    from and after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein properly completed and duly executed;
(c)    subject to Section 6 and Section 7(e), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate (or notices provided to holders of Book Entry Shares) made by anyone other than the Company or the Rights Agent or the transfer agent of the shares of Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
(d)    notwithstanding anything in this Agreement to the contrary, neither the Company, its directors, officers, employees and agents nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or by reason of any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, regulatory or administrative agency or commission, prohibiting or otherwise restraining performance of such obligation.
Section 16.    Right Certificate Holder Not Deemed a Stockholder. No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of shares of Common Stock, Preferred Stock, Units or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Exhibit 4.1

Section 17.    Concerning the Rights Agent.
(a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement of its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.
(b)    The Company also agrees to indemnify the Rights Agent and its Affiliates and their respective employees, officers and directors for, and to hold it harmless against, any loss, damage, liability, demand, judgment, fine, penalty, claim, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent as each must be determined by a final non-appealable judgment of a court of competent jurisdiction, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance of, administration of and performance of its duties under this Agreement, including reasonable attorneys’ fees and expenses and the costs and expenses of defending against any claim of liability in the premises.
(c)    The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration and performance of this Agreement in reliance upon any Right Certificate, certificate for shares of Common Stock or Preferred Stock, Units or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where expressly required hereunder, guaranteed, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth herein. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.
The provisions of this Section 17 and Section 19 shall survive the termination or expiration of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement (other than by reason of the Rights Agent’s gross negligence, bad faith or willful misconduct, as is determined by a final non-appealable judgment of a court of competent jurisdiction) will be limited to the amount of fees paid by the Company to the Rights Agent.
Section 18.    Merger or Consolidation or Change of Name of Rights Agent.
(a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or

Exhibit 4.1

consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 19.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it, subject to Section 17(b) and in accordance with such advice or opinion.
(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, any Vice President of the Company, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be complete and full authorization and protection to the Rights Agent, and, subject to Section 17(b), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

Exhibit 4.1

(c)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(d)    The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereon); nor shall it be liable nor responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Section 11 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock (or other securities, as the case may be) will, when issued, be validly authorized and issued, fully paid and nonassessable.
(e)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(f)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and, subject to Section 17(b), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with the advice or instructions of any such officer.
(g)    The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent and such Persons from acting in any other capacity for the Company or for any other Person.
(h)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 of such certificate, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting

Exhibit 4.1

with the Company and the Rights Agent shall not be liable for its failure to act or any delay in acting in compliance with this clause (i).
(i)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent and for which the Rights Agent shall be compensated by the Company pursuant to Section 17(a)) or in the exercise of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(j)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be liable, answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof, as each is determined by a final, non-appealable court judgment of a court of competent jurisdiction.
(k)    The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(l)    The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.
(m)    The Rights Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Rights.
(n)    The Rights Agent may rely on, and be fully authorized and protected in acting or failing to act in reliance upon, (a) any guaranty of signature by an “Eligible Guarantor Institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
Section 20.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and, to the extent the Rights Agent is not the transfer agent of the shares of Common Stock, to each such transfer agent by registered or certified mail. The Company shall notify the registered holders of any such change in Rights Agent. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty

Exhibit 4.1

(30) calendar days’ notice in writing, mailed to the Rights Agent or any successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock by registered or certified mail, and to the registered holders of the Right Certificates by mail. In the event a transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to holders. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States so long as such Person is in good standing, is authorized to do business in such state, is authorized under such laws to exercise stockholder services powers, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver, if applicable, any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates, if any. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 21.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the earlier of the Expiration Date or the Final Expiration Date, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of

Exhibit 4.1

material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 22.    Redemption.
(a)    The Board may, at its option, at any time prior to the Close of Business on the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth (10th) calendar day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) (the “Redemption Period”), direct the Company to, and if directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right (the total amount paid to any holder of Rights to be rounded up to the nearest $0.01), as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company occurring after the date (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration determined by the Board, in the exercise of its sole and absolute discretion, to be at least equivalent in value to the Redemption Price.
(b)    Immediately upon the action of the Board directing the Company to make the redemption of the Rights or, if the resolution of the Board electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event (the “Redemption Date”), and without any further action and without any notice, the right to exercise the Rights will terminate, whether or not previously exercised, and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash, Common Stock or other form of consideration, as determined by the Board, in the exercise of its sole and absolute discretion. Promptly after the action of the Board directing the Company to make such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and each registered holder of the then outstanding Rights in accordance with Section 25 hereof. Any notice which is given in accordance with Section 25 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything in this Section 22 to the contrary, the redemption of the Rights as directed by the Board may be made effective at such time, on such basis and subject to such conditions as the Board, in its sole and absolute discretion, may establish.
Section 23.    Exchange.
(a)    The Board may, at its option, at any time after the later of the Stock Acquisition Date or the Distribution Date, authorize and direct the Company to, and if directed the Company shall, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company occurring after the Record Date (such exchange ratio being

Exhibit 4.1

hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, (1) the Board shall not be empowered to effect an exchange pursuant to this Section 23 at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding; and (2) in connection with any exchange effected pursuant to this Section 23, the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding. If a holder would, but for the proviso set forth in the previous sentence, be entitled to receive a number of shares under this Section 23 that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding (such shares, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such holder will be entitled to receive an amount in (1) cash, (2) debt securities of the Company, (3) other assets, or (4) any combination of the foregoing, having an aggregate value equal to the Current Market Price per share of the Common Stock on the date of the Stock Acquisition Date or Distribution Date, as applicable, multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder. Any such exchange will be effective immediately upon the action of the Board ordering the same, unless such action of the Board expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board). Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 23, the Board may enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that has not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any shares of Common Stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Stock, and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.
(b)    Immediately upon the action of the Board authorizing the Company to exchange any Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock (or Units, as applicable) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly give notice of any such exchange to all of the registered holders of Rights in accordance with Section 25 hereof. Any notice which is given in accordance with Section 25 hereof shall be deemed given, whether or not the holder receives the notice. Each notice of exchange will state the method by which the exchange

Exhibit 4.1

of shares of Common Stock (or Units, as applicable) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.
(c)    Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each registered holder of Rights.
(d)    In any exchange pursuant to this Section 23, the Company, at its option, may, and to the extent there are an insufficient number of authorized shares of Common Stock not reserved for any other purpose to exchange all of the outstanding Rights, shall, substitute Units or Share Equivalents for some or all of the shares of Common Stock exchangeable for Rights, at the initial rate of one Unit or Share Equivalent for each share of Common Stock. The Board shall not authorize any exchange transaction referred to in Section 23(a) unless at the time such exchange is authorized there shall be sufficient shares of Common Stock (and/or Units or Share Equivalents) issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 23.
(e)    Notwithstanding anything in this Section 23 to the contrary, the exchange of the Rights as authorized by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole and absolute discretion may establish.
Section 24.    Notice of Proposed Actions.
(a)    In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend to the holders of record of its shares of Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of its shares of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of record of its shares of Preferred Stock options, warrants, or other rights to subscribe for or to purchase shares of Preferred Stock (including any security convertible into or exchangeable for shares of Preferred Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) to effect any reclassification of its shares of Preferred Stock or any recapitalization or reorganization of the Company, (iv) to effect any consolidation, combination or merger with or into, or any share exchange with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and, to the extent feasible, each registered holder of a Right Certificate in accordance with Section 25, a written notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, combination, merger, share exchange, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) calendar days prior to the record date for determining holders of record of the shares of Preferred Stock for purposes of such action, and in

Exhibit 4.1

the case of any such other action, at least ten (10) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of the shares of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b)    In case a Section 11(a)(ii) Event is proposed, then, in any such case, the Company shall, as soon as practicable thereafter, give to the Rights Agent and to each registered holder of Rights, to the extent feasible, in accordance with Section 25, notice of the occurrence of such event or proposal of such transaction which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii), upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.
Section 25.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the registered holder of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if in writing and when sent by first-class mail, postage prepaid, addressed or by nationally recognized overnight courier (until another address is filed in writing with the Rights Agent) as follows:
The Meet Group, Inc.
100 Union Square Drive
New Hope, PA 18938
Attention: Frederic Beckley, Esq.
General Counsel and Executive Vice President, Business Affairs

with copies (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Attention: James W. McKenzie, Esq.
Fax: (215) 963.5001

and

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, DC 20004
Attention: Keith E. Gottfried, Esq.
Fax: (202) 739-3001

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if in writing and when sent by first-

Exhibit 4.1

class mail, postage prepaid, addressed or by a nationally recognized courier service (until another address is filed in writing with the Company) as follows:
Action Stock Transfer Corporation
2469 E. Fort Union Blvd., Suite 214
Salt Lake City, UT 84121
Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Right Certificate or Right shall be sufficiently given or made if in writing and when sent by mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, as shown on the registry books of the transfer agent.
Section 26.    Supplements and Amendments. The Company may, from time to time, and the Rights Agent shall, if the Company so directs in writing, supplement or amend any provision of this Agreement without the approval of any holders of the Rights or shares of Common Stock, including, without limitation, in order to cure any ambiguity contained herein, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, to make any change to or delete any provision hereof, or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates or Associates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained herein to the contrary, the Rights Agent shall not be required to enter into any supplement or amendment to this Agreement that it has reasonably determined would adversely affect its own rights, duties, obligations, or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.
Section 27.    Exemption Requests. Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person Beneficially Owning 4.99% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock) (a “Requesting Person”) may, prior to the Stock Acquisition Date, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” under subsection (iii) of Section 1(r) hereof for purposes of this Agreement (an “Exemption Request”). Subject to the provisions of this Section 27, the Board shall have the sole and absolute discretion to establish and/or modify the process by which a Requesting Person may submit an Exemption Request, including, without limitation, the required form of an Exemption Request, and such process, once established or modified from time to time, shall be publicly disclosed, including in a filing made with the SEC. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole and absolute discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person

Exhibit 4.1

will not limit or impair the availability to the Company of the Tax Benefits. Any exemption granted by the Board hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the Exempted Amount), in each case as and to the extent the Board shall determine, in its sole and absolute discretion, to be necessary or desirable to preserve the availability to the Company of the Tax Benefits. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.
Section 28.    Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the shares of Common Stock).
Section 30.    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts executed and to be performed entirely within such state, without giving effect to the choice of law or conflict of law principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction; provided, however, that all provisions regarding the rights, duties, and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
Section 31.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. In the event that any signature to this Agreement or any amendment hereto is delivered by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof. No party hereto may raise the use of such electronic execution or transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Exhibit 4.1

Section 32.    Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
Section 33.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such excluded term, provision, covenant or restriction shall materially and adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company pursuant to the requirements of Section 25 of this Agreement; and provided, further, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board.
Section 34.    Determination and Actions by the Board, etc. Except with respect to the rights, immunities, duties or obligations of the Rights Agent hereunder, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations or judgments deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend this Agreement) or otherwise contemplated by this Agreement. All such actions, calculations, interpretations, judgments and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Right Certificates. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.
Section 35.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Exhibit 4.1

Section 36.    Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
[signature page follows]

Exhibit 4.1

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.
THE MEET GROUP, INC.

By: /s/ James Bugden
Name: James Bugden
Title: Chief Financial Officer

ACTION STOCK TRANSFER CORPORATION, AS RIGHTS AGENT

By: /s/ Justeene Blankenship
Name: Justeene Blankenship
Title: President

[Signature Page to Section 382 Tax Benefits Preservation Plan]

Exhibit 4.1

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
THE MEET GROUP, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)
______________________________
The Meet Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of the Delaware, as amended (the “DGCL”), hereby certifies that, pursuant to the authority granted by Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate of Incorporation”), and in accordance with Section 151 of the DGCL, the Board of Directors of the Corporation (hereinafter being referred to as the “Board of Directors” or the “Board”), at a meeting duly called and held on October 4, 2019, has adopted the following resolution with respect to the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations thereof, of the Series A Junior Participating Stock:
RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations thereof of the Series A Junior Participating Stock are as follows:
1.    Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors prior to issuance; provided, that no decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into the Series A Preferred Stock; provided, further, that if more than a total of 200,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Section 382 Tax Benefits Preservation Plan, dated as of October 4, 2019, by and between the Corporation and Action Stock Transfer Corporation, as Rights Agent, the Board of Directors of the Corporation, pursuant to Section 151(g) of the DGCL, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 of the DGCL, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

Exhibit 4.1

2.    Dividends and Distributions.
(a)    Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) and of any other stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year, or such other dates as the Board of Directors shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the Issue Date (A) declare and pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.
(b)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before

Exhibit 4.1

the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Quarterly Dividend Payment Date.
(c)    Dividends shall begin to accrue and be cumulative, whether or not declared, on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
3.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(a)    Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Restated Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding

Exhibit 4.1

immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.
(b)    Except as otherwise provided herein, in the Restated Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(c)    (i)    If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then and in such event the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within 45 calendar days of the occurrence of such arrearage.
(ii)    During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall serve until the next annual meeting of stockholders for the election of Directors, or until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the provisions of this Section 3(c).
(iii)    A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.
(iv)    If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 calendar days of the occurrence of such vacancy.
(v)    At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(c), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by

Exhibit 4.1

two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(c) shall cease, subject to renewal from time to time in the case of any such future dividend default or defaults upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.
(d)    Except as set forth herein, or as otherwise provided by law, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4.    Certain Restrictions.
(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock; or
(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

Exhibit 4.1

Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
6.    Liquidation, Dissolution or Winding Up.
(a)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, either as to dividends or upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity either as to dividends or upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Corporation shall at any time after the Issue Date (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock)

Exhibit 4.1

into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.
(b)    Neither the merger, consolidation or other business combination of the Corporation into or with another entity nor the merger, consolidation or other business combination of any other entity into or with the Corporation (nor the sale, lease, exchange or conveyance of all or substantially all of the property, assets or business of the Corporation) shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7.    Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.
8.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

Exhibit 4.1

9.    Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock.
10.    Amendment. At such time as any shares of Series A Preferred Stock are outstanding, if any proposed amendment to the Restated Certificate of Incorporation (including this Certificate of Designations) would materially alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the DGCL.
11.    Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
IN WITNESS WHEREOF, the undersigned have signed and attested this Certificate of Designations on the 4th day of October 2019.
THE MEET GROUP, INC.

By: _______________________________
Name:
Title:

Attest:
__________________________________
__________________________, Secretary

Exhibit 4.1

EXHIBIT B
FORM OF RIGHT CERTIFICATE

Certificate No. R-	_________Rights

NOT EXERCISABLE AFTER OCTOBER 4, 2022, SUBJECT TO EARLIER REDEMPTION, EXCHANGE OR EXPIRATION PURSUANT TO THE SECTION 382 TAX BENEFITS PRESERVATION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE, IN EACH CASE AT THE OPTION OF THE COMPANY ON THE TERMS SET FORTH IN THE SECTION 382 TAX BENEFITS PRESERVATION PLAN. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE MAY BE AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE (AS DEFINED IN THE SECTION 382 TAX BENEFITS PRESERVATION PLAN) OF AN ACQUIRING PERSON OR A SUBSEQUENT HOLDER OF A RIGHT CERTIFICATE BENEFICIALLY OWNED BY SUCH PERSONS. ACCORDINGLY, UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE SECTION 382 TAX BENEFITS PRESERVATION PLAN, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
RIGHT CERTIFICATE
THE MEET GROUP, INC.
This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, dated as of October 4, 2019, as amended, restated, renewed or extended from time to time (the “Plan”) between The Meet Group, Inc., a Delaware corporation (“Company”), and Action Stock Transfer Corporation, as Rights Agent (“Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 P.M., New York City time, on October 4, 2022, at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (a “Unit”), at a purchase price of $19.00 per Unit, as the same may from time to time be adjusted in accordance with the Plan (“Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and included Certificate duly completed and executed.

Exhibit 4.1

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Plan. This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the registered holders of the Right Certificates. Copies of the Plan are on file at the principal executive office of the Company and the office of the Rights Agent designated for such purpose and will be mailed to stockholders upon written request to the Rights Agent.
As provided in the Plan, the Purchase Price and the number of Units which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, shares of Common Stock or other securities other than Units, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate.
As more fully set forth in the Plan, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Plan), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Plan), (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate), or (iii) under certain circumstances specified in the Plan, a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and will no longer be transferable without any further action, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event, whether under the Plan or otherwise.
This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the registered holder to purchase a like aggregate number of Units as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled the holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, the Right Certificate indicating the remaining Rights represented thereby or another Right Certificate or Right Certificates for the number of Rights not exercised.
Subject to the provisions of the Plan, at any time prior to the Close of Business on the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth (10th) calendar day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or under certain other conditions as specified in the Plan, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right (the total amount paid to any holder of Rights to be rounded up to the nearest $0.01), payable in cash, Common Stock or other form of consideration, as determined by the Board, in the exercise of its sole and absolute discretion. The redemption of the Rights may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole and absolute discretion may establish.

Exhibit 4.1

In addition, subject to the provisions of the Plan, after the later of the Stock Acquisition Date or the Distribution Date, at the option of the Board, the then-outstanding and exercisable Rights (which shall not include Rights held by the Acquiring Person that shall have become null and void and nontransferable pursuant to the provisions of the Plan) may be exchanged, in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock for each Right (subject to adjustment). Notwithstanding the foregoing, (1) the Board shall not effect an exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding; and (2) the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder becoming the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding. In any such exchange, the Company, at its option, may, and to the extent there are an insufficient number of authorized shares of Common Stock not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute Units or other securities of the Company for some or all of the shares of Common Stock exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one share of Common Stock. The exchange of the Rights by the Company may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole and absolute discretion may establish.
Immediately upon the action of the Board authorizing any redemption or exchange of the Rights, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price without any interest thereon or the shares issuable upon such exchange, as applicable.
No fractional Units, fractional shares of Common Stock or fractional shares of other securities (other than fractions of a share of Preferred Stock represented by Units) shall be required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Plan, a holder otherwise entitled to fractions of shares of Common Stock, Units or other securities (other than fractions of a share of Preferred Stock represented by Units) may receive an amount in cash equal to the same fraction of the then current value of a share of Common Stock or such other securities.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Units, shares of Preferred Stock, shares of Common Stock or of any other securities of the Company which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors, or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan) or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan. This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Exhibit 4.1

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of __________ __, ____.
THE MEET GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

Countersigned:

ACTION STOCK TRANSFER CORPORATION, as Rights Agent

By:
Name:
Title:

Exhibit 4.1

[Form of Reverse Side of Right Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder
desires to transfer the Right Certificate.)
FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

______________ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________, 20__

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:*

* Signature must be guaranteed by an “Eligible Guarantor Institution” pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

Exhibit 4.1

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Right Certificate
[ ] are
[ ] are not
being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Plan);

(2)    after due inquiry and to the best knowledge of the undersigned, the undersigned
[ ] did
[ ] did not
acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ______________, 20__
Signature:

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:*

* Signature must be guaranteed by an “Eligible Guarantor Institution” pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

Exhibit 4.1

FORM OF ELECTION TO PURCHASE
(To be executed if registered holder desires to Exercise the Right Certificate.)
To: THE MEET GROUP, INC.
The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the number of one one-thousandths of a share of Preferred Stock, shares of Common Stock or other securities issuable upon the exercise of such Rights and requests that certificates representing such share(s) or other securities be issued in the name of:
Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the remaining such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number

(Please print name and address)

Dated: _____________, 20__

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:*
* Signature must be guaranteed by an “Eligible Guarantor Institution” pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

Exhibit 4.1

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Right Certificate
[ ] are
[ ] are not
being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Plan);
(2)    after due inquiry and to the best knowledge of the undersigned, the undersigned
[ ] did
[ ] did not
acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.
Dated: ______________, 20__
Signature:

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:*
* Signature must be guaranteed by an “Eligible Guarantor Institution” pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

Exhibit 4.1

EXHIBIT C
UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE SECTION 382 TAX BENEFITS PRESERVATION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE SECTION 382 TAX BENEFITS PRESERVATION PLAN) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID AND SHALL NO LONGER BE TRANSFERABLE.
THE MEET GROUP, INC.

SUMMARY OF THE TERMS OF THE RIGHTS
TO PURCHASE UNITS OF PREFERRED STOCK
On October 4, 2019, the Board of Directors (the “Board” or “Board of Directors”) of The Meet Group, Inc., a Delaware corporation (the “Company”), declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, payable to stockholders of record on October 15, 2019, and issuable as of that date. Except in the circumstances described below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.001 par value, of the Company (“Preferred Stock” and each one one-thousandth of a share of Preferred Stock, a “Unit”) at a price of $19.00 per Unit (such purchase price, as may be adjusted from time to time, the “Purchase Price”). The rights of a holder of a Unit are substantially equivalent to the rights of a holder of a share of Common Stock. The description and terms of the Rights are set forth in a Section 382 Tax Benefits Preservation Plan (the “Plan”) between the Company and Action Stock Transfer Corporation, as rights agent (the “Rights Agent”).
The Company has generated substantial operating losses (“NOLs”) in previous years which, under the Internal Revenue Code of 1986, as amended (the “Code”), the Company may in certain circumstances use to offset current and future earnings and thus reduce its future federal income tax liability (subject to certain requirements and restrictions). However, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury (“Section 382”), its ability to use these NOLs could be substantially limited or lost altogether. The Plan is intended to, among other things, avoid an “Ownership Change” within the meaning of Section 382, and thereby preserve the ability of the Company to utilize the NOLS and other tax attributes of the Company and its subsidiaries.
As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock. The Rights will be evidenced by Common Stock certificates, and Rights relating to any uncertificated shares of Common Stock registered in book entry form will be represented by notation in book entry on the records of the Company, until the close of business on the earlier to occur of (i) the tenth (10th) calendar day (or such later date as may be determined by the Board) after the day on which a public announcement or filing with the U.S. Securities and Exchange Commission (the “SEC”) is made indicating that a person has become an “Acquiring Person,” which is defined as a person (other

Exhibit 4.1

than certain exempted persons) who, from and after the first public announcement by the Company of the adoption of the Plan, becomes the beneficial owner of 4.99% or more of the Common Stock of the Company then outstanding, subject to certain exceptions as described below (the “Stock Acquisition Date”), or (ii) the tenth (10th) calendar day (or such later date as may be determined by the Board) after the date of the commencement by any person (other than certain exempted persons) of, or the first public announcement of the intent of any person (other than certain exempted persons) to commence, a tender or exchange offer by or on behalf of a person the successful consummation of which would result in any person (other than certain exempted persons) becoming an Acquiring Person, irrespective of whether any shares are actually purchased or exchanged pursuant to such offer (the earlier of these dates is called the “Distribution Date”).
The Plan provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights) and until such time as the Rights are no longer redeemable by the Board, the Rights will be transferred only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Plan by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares.
As soon as practicable following a Distribution Date, the Rights Agent will, if requested to do so by the Company, mail separate certificates evidencing the Rights (“Right Certificates”) to holders of record of shares of the Common Stock as of the close of business on the Distribution Date, and those separate certificates alone will evidence the Rights from and after the Distribution Date.
Each of the following persons will not be deemed to be an Acquiring Person, even if they have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the shares of Common Stock of the Company then outstanding: (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan, (iv) any person who becomes the beneficial owner of 4.99% or more of the shares of Common Stock of the Company then outstanding solely as a result of the initial grant or vesting of any options, warrants, rights or similar interests (including restricted shares and restricted stock units) by the Company to its directors, officers and employees pursuant to any employee benefit or stock ownership plan of the Company, or the acquisition of shares of Common Stock of the Company upon the exercise or conversion of any such securities so granted, (v) any person who as the result of an acquisition of shares of Common Stock by the Company (or any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by the person to 4.99% or more of the shares of Common Stock then outstanding, unless and until such person, or any Affiliate of such person, following the first public announcement by the Company of such share acquisition, acquires beneficial ownership of any additional shares of Common Stock (other than pursuant to a

Exhibit 4.1

stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company), or (vi) any person who or which, within ten (10) business days of being requested by the Company to advise it regarding the same, certifies to the Company that such person had become an Acquiring Person inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such person to be an “Acquiring Person,” or (B) such person was aware of the extent of its beneficial ownership of Common Stock but had no actual knowledge of the consequences of such beneficial ownership under the Plan), and who or which thereafter within ten (10) business days following such certification reduces such person’s beneficial ownership to less than 4.99% of the shares of Common Stock then outstanding, provided, however, that (x) if the person requested to so certify fails to do so within ten (10) business days or breaches or violates such certification, then such person shall become an Acquiring Person immediately after such ten (10) business day period or such breach or violation or (y) if the person fails to reduce beneficial ownership to less than 4.99% within ten (10) business days following such certification, then such person shall become an Acquiring Person immediately after such ten (10) business day period. In addition, no person shall be an Acquiring Person if the Board shall have affirmatively determined in light of the intent and purposes of the Plan or other circumstances facing the Company, that such person should not be deemed an Acquiring Person.
Under the Plan, beneficial ownership of shares is determined in accordance with the applicable rules of Section 382 of the Internal Revenue Code. Subject to the specific definition of “beneficial ownership” included in the Section 382 Tax Benefits Preservation Plan and the various exceptions to such definition that are provided therein, beneficial ownership generally includes any securities which such person would otherwise be deemed to actually or constructively own for purposes of Section 382 or the Treasury Regulations promulgated thereunder. Accordingly, a person will be treated as the beneficial owner of 4.99% or more shares of the Common Stock if, in the determination of the Board, that person (individually, or together with other persons) would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.99” for “5” each time “five” or “5” is used in or for purposes of Section 382). In addition, the Section 382 Tax Benefits Preservation Plan provides that, notwithstanding anything to the contrary contained therein, no person shall be deemed the beneficial owner of, or to beneficially own, any securities of the Company for purposes of the Section 382 Tax Benefits Preservation Plan if (i) such securities would not be deemed constructively or otherwise owned by, or otherwise aggregated with shares owned by, such person, and (ii) such securities would not be deemed constructively or otherwise owned by a single “entity,” in each case, for purposes of Section 382.
The Plan also provides that any person who beneficially owned 4.99% or more of the Common Stock immediately prior to the first public announcement by the Company of the adoption of the Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Plan unless and until an Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock after the first public announcement by the Company of the adoption of the Plan (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, pursuant to a split, reclassification or subdivision of the outstanding Common Stock or pursuant to the acquisition of beneficial ownership of Common Stock upon the vesting or exercise of any option, warrants or other rights, or upon the initial grant

Exhibit 4.1

or vesting of restricted stock, granted or issued by the Company to its directors, officers and employees, pursuant to a compensation or benefits plan or arrangement adopted by the Board). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock after the first public announcement by the Company of the adoption of the Plan, the Existing Holder does not beneficially own 4.99% or more of the Common Stock then outstanding, the Existing Holder will not be treated as an “Acquiring Person” for purposes of the Plan.
Any person who desires to effect an acquisition of Common Stock that would, if consummated, result in such person beneficially owning 4.99% or more of the then outstanding Common Stock or any Existing Holder who desires to effect an acquisition of additional Common Stock may, prior to acquiring the Common Stock, request that the Board exempt such acquisition of Common Stock from causing such person from being deemed an Acquiring Person. Any exemption granted by the Board (or a committee thereof) may be granted in whole or in part, and may be subject to limitations or conditions the Board (or a committee thereof) determines, in its sole and absolute discretion, to be necessary or desirable to preserve the availability to the Company of the NOLs. Each exemption request will be considered and evaluated by directors serving on the Board (or a committee thereof) who are independent of the Company and the party requesting the exemption and disinterested with respect to that specific exemption request. The decision of a majority of the independent and disinterested directors (or a committee of the Board) is deemed to be the determination of the Board with respect to any request for exemption from the Plan.
The Rights are not exercisable until after the Distribution Date and until such time as the Rights are no longer redeemable by the Board. The Plan and the Rights will expire no later than the close of business on October 4, 2022, but may expire earlier upon the earliest of (i) the date on which all of the Rights are redeemed as described below, (ii) the date on which the Rights are exchanged as described below, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines, in its sole and absolute discretion, will provide protection for the Company’s tax attributes similar to that provided by the Plan, (iv) the effective time of the repeal of Section 382, or any other change, if the Board determines, in its sole and absolute discretion, that the Plan is no longer necessary or desirable for the preservation of the Company’s tax attributes, (v) the date on which the Board otherwise determines, in its sole and absolute discretion, that the Plan is no longer necessary to preserve the Company’s tax attributes, (vi) the beginning of a taxable year of the Company to which the Board determines, in its sole and absolute discretion, that none of the Company’s tax attributes may be carried forward, and (vii) the date on which the Board determines, in its sole and absolute discretion, prior to the time any person becomes an Acquiring Person, that the Plan and the Rights are no longer in the best interests of the Company and its stockholders.
The Purchase Price, and the number of Units, shares of Common Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent the dilution that may occur as a result of certain events, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding

Exhibit 4.1

dividends payable in Preferred Stock) or of subscription rights or warrants (subject to certain exceptions). The Purchase Price is also subject to adjustment from time to time in the event of a Common Stock dividend on, a subdivision or split of, or a combination, consolidation or reverse split of, the shares of Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an increase or decrease of at least one percent (1%) in such Purchase Price.
In the event that any Person becomes an Acquiring Person and a Distribution Date occurs, then, from and after the time that the Rights are no longer redeemable by the Company, each holder of record of a Right (other than the Acquiring Person) will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock having a market value (as determined immediately prior to the time the person becomes an Acquiring Person and whether or not such Right was then exercisable) equal to two times the Purchase Price. Any Rights that are or were at any time, on or after the Distribution Date, beneficially owned by an Acquiring Person will become null and void and nontransferable. After such an event, to the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise a number of shares of Common Stock to the extent available and then Units or other securities of the Company, other assets, cash, or any combination of the foregoing, in proportions determined by the Company, such that the aggregate value received is equal to two times the Purchase Price.
No fractional shares of Common Stock or Units will be required to be issued upon exercise of the Rights and, in lieu thereof, a payment in cash equal to the fraction of the then current value of a share of Common Stock may be made.
Subject to the provisions of the Plan, at any time after the later of the Stock Acquisition Date or the Distribution Date, the Board may, at its option, cause the Company to exchange all or part of the then-outstanding and exercisable Rights (other than those Rights held by an Acquiring Person which will have become null and void and nontransferable) for shares of Common Stock at an exchange rate of one share of Common Stock for each Right (subject to adjustment). Notwithstanding the foregoing, (1) the Board shall not effect an exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding; and (2) the Board may (but shall not be required to) determine that a holder of Rights shall not be entitled to receive shares of Common Stock that would result in such holder becoming the beneficial owner of 4.99% or more of the shares of Common Stock then outstanding. In any such exchange, the Company, at its option, may, and to the extent there are an insufficient number of authorized shares of Common Stock not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute Units or other securities of the Company for some or all of the shares of Common Stock exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one share of Common Stock. The exchange of the Rights by the Company may be made effective at such time, on such basis, and subject to such conditions as the Board, in its sole and absolute discretion, may establish.

Exhibit 4.1

Subject to the provisions of the Plan, at any time prior to the close of business on the tenth (10th) calendar day after the Stock Acquisition Date (or, if the tenth (10th) calendar day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or under certain other conditions as specified in the Plan, the Board may, at its option, cause the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the total amount paid to any holder of Rights to be rounded up to the nearest $0.01), payable in cash, Common Stock or other form of consideration, as determined by the Board, in the exercise of its sole and absolute discretion. The redemption of the Rights may be made effective at such time, on such basis, and subject to such conditions as the Board, in its sole and absolute discretion, may establish.
Immediately upon the action of the Board authorizing the exchange or redemption of the Rights, the right to exercise the Rights (other than Rights that are not subject to such exchange or redemption) will terminate, and the only right of the holders of Rights will be to receive (if applicable) the shares of Common Stock or other consideration issuable in connection with the exchange or the Redemption Price without any interest thereon.
The Company may, from time to time, supplement or amend any provision of the Plan in any manner without the approval of any holders of the Rights or shares of Common Stock in order to cure ambiguities, to correct or supplement any provision of the Plan that may be defective or inconsistent with any other provisions therein, to make any change to or delete any provision thereof, or to otherwise change or supplement the Plan in any manner that the Company may deem necessary or desirable; provided that, from and after such time as a Person becomes an Acquiring Person, the Company may not amend or supplement the Plan in any manner which would adversely affect the interests of the holders of the Rights (other than the interest of an Acquiring Person or and its Affiliates or Associates).
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
A copy of the Plan is included as an Exhibit to a Current Report on Form 8-K that the Company filed with the SEC on October 4, 2019. In addition, a copy of the Plan is available free of charge from the Company. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is incorporated by reference into this summary description.

C-6